Nexus BioPharma, Inc. Completes Merger

Targeting the Development and Commercialization of FDA-Approved Drug for Obesity

Montclair, NJ, June 10, 2016 – Nexus BioPharma, Inc., a Nevada corporation (the “Company”) (OTC-BB NEXS), formerly Plata Resources, Inc. (OTCBB: PTAE) (“Plata”) announced today, that effective June 10, 2016, it completed a merger with Nexus BioPharma, Inc. (“Nexus”), a life science company focused on developing and commercializing a proprietary drug to treat obesity. In connection with the transaction, the Company received 100% of the issued and outstanding shares of common stock of Nexus, which became the wholly-owned operating subsidiary of the Company.

 “The completion of this merger and share exchange marks a major milestone in the progression of Nexus being able to continue successful research and development of our weight loss drug candidate.” said Mr. Warren C. Lau, Chief Executive Officer and President of the Company. Mr. Lau continued “As an operating public company, we will have greater access to the capital markets, enabling us to complete the drug optimization and pre-IND studies necessary to progress to FDA human trials.”

The Company intends to file a Form 8-K with the Securities and Exchange Commission that will include information regarding the merger and providing detailed information regarding the business of Nexus.

About Nexus BioPharma, Inc. www.nexusbiopharma.com

At Nexus BioPharma, Inc. we are developing a weight loss drug that activates the AMPK metabolic pathway, the same pathway activated by intense physical exercise.

The underlying biochemistry was described in an article in the journal Cell Metabolism by Claire C. Bastie, and Jeffrey E. Pessin, the Judy R. and Alfred A. Rosenberg Professorial Chair in Diabetes Research and Director, Diabetes Research Center, Department of Medicine at Albert Einstein College of Medicine entitled “Fyn-Dependent Regulation of Energy Expenditure and Body Weight Is Mediated by Tyrosine Phosphorylation of LKB1”. Cell Metab. 2010 Feb 3;11(2):113-24

In completed pre-clinical trials of the pharmaceutical activation of this pathway, test subjects showed reduced fat mass with no loss of lean muscle mass, plus a higher rate of energy expenditure, increased insulin sensitivity, increased fatty acid oxidation, improved plasma and tissue triglyceride levels, with lower cholesterol. Upon translation of this pharmaceutical activation to humans, these effects are expected to have a significant impact on obesity and diabetes.

Using the most advanced high throughput screening technology, the Company has identified small molecule compounds in a number of discrete chemical structure families that can efficiently activate the pathway. The Company has filed for intellectual property protection on a selection of compounds in a number of discrete chemical backbones. The Company’s goal is to advance these to pre-IND trials in preparation for FDA human trials of a drug that will safely mimic this effect in humans.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain “forward-looking statements” relating to the business of Nexus BioPharma, and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the impact of the proceeds from the private placement on the Company’s short term business and operations,; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

Lara Cely

lara.cely@nexusbiopharma.com

917-524-6107